UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2007
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard
Pasadena, California		91103

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Avery Dennison Corporation filed on November 20, 2007. On December 18, 2007, Avery Dennison issued an additional 800,000 Corporate HiMEDS Units @ 7.875% for an aggregate principal amount of $40 million following the underwriters’ exercise of their over-allotment option. The purpose of this Form 8-K/A is to report the additional issuance of HiMEDS Units and to provide the Exhibit 5 opinion with respect thereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On December 18, 2007, Avery Dennison Corporation, a Delaware corporation (“Avery Dennison”) issued in a registered public offering an additional 800,000 Corporate HiMEDS Units @ 7.875% (the “HiMEDS Units”) for an aggregate principal amount of $40 million. Avery Dennison originally issued 8,000,000 HiMEDS Units on November 20, 2007. The additional HiMEDS Units were issued following the exercise by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named in the underwriting agreement for the HiMEDS Units, of an over-allotment option.

Item 8.01	Other Events.
On December 18, 2007, Avery Dennison completed the transaction described in Item 2.03, resulting in net proceeds of approximately $38,800,000.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Exhibit Title

5.2	Opinion of Latham & Watkins LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION
Date: December 19, 2007
	By:	/s/ Daniel R. O’Bryant
		Name:	Daniel R. O’Bryant
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
5.2	Opinion of Latham & Watkins LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).